AGREEMENT AND PLAN OF MERGER


            This AGREEMENT AND PLAN OF MERGER ("Plan of Merger") dated as of December 9, 1997, is between and among THE RECOVERY NETWORK, INC., a Colorado corporation ("Parent"), RECOVERY DIRECT, INC., a Colorado corporation ("Survivor"), FMS PRODUCTIONS, INC., a California corporation ("FMS"), and John Frederick, P. Randall Frederick, Jan Smithers, Joe C. Wood, Jr., and Sharon R. Irish, each individuals residing in California, and Charles S. Sapp, an individual residing in Arizona, who together own or on the Effective Date (as defined in section 5) will own all of the outstanding capital stock of FMS (collectively "FMS Shareholders"),

                                   WITNESSETH:

            WHEREAS, Parent is the holder of all of the capital stock of Survivor; and

            WHEREAS, Parent intends to issue to FMS Shareholders that number of shares of the Common Stock, par value $0.01 per share, of Parent ("Parent Common Stock") required to consummate the merger of FMS with and into Survivor as contemplated by this Plan of Merger; and

            WHEREAS, the boards of directors of Parent, Survivor and FMS have determined that it is desirable to effect a plan of reorganization meeting the requirements of Section 368(a)(1)(B) of the Internal Revenue Code of 1986 whereby (a) FMS will be merged into Survivor in accordance with the applicable statutes of the State of Colorado and the State of California and the Articles of Merger attached as Exhibit A ("Articles of Merger"), and (b) all shares of the Common Stock, no par value, of FMS ("FMS Common Stock") outstanding or held in treasury will be exchanged for shares of Parent Common Stock as contemplated by this Plan of Merger;

            NOW, THEREFORE, in consideration of the mutual promises herein made and the mutual benefits to be derived from the merger, the parties agree as follows:

            1. REPRESENTATIONS AND WARRANTIES OF PARENT. Parent represents and warrants as follows:

                        (a) Parent and Survivor are corporations duly organized, validly existing, and in good standing under the laws of the State of Colorado and have the power to own their properties and to carry on their businesses as and where conducted.

                        (b) Parent and Survivor have complete and unrestricted power to enter into and to consummate the transactions contemplated by this Plan of Merger.

                        (c) When issued to FMS Shareholders in exchange for shares of FMS Common Shares to consummate the transactions contemplated by this Plan of Merger, the Parent Common Stock will on the Effective Date be duly authorized, validly issued, fully paid, and nonassessable and will constitute voting capital stock.

                        (d) The execution of this Plan of Merger has been duly authorized and approved by the board of directors of Parent and Survivor.

                        (e) Parent has provided to FMS and each of the FMS Shareholders a true and correct copy of the Prospectus of Parent, and all exhibits thereto, dated September 29, 1997 (the "Prospectus"), which Prospectus has been filed with the Securities and Exchange Commission. The information contained in the Prospectus was true and correct in all material respects as of the date made. Since September 29, 1997, there have been no material changes to the information set forth in the Prospectus.

            2. REPRESENTATIONS AND WARRANTIES OF FMS AND FMS SHAREHOLDERS. FMS and FMS Shareholders jointly and severally represent and warrant as follows:

                        (a) FMS is a corporation duly organized, validly existing, and in good standing under the laws of the State of California and has the power to own its properties and to carry on its business as and where conducted.

                        (b)  FMS  and  FMS   Shareholders   have   complete  and
unrestricted power to enter into and to consummate the transactions contemplated by this Plan of Merger.

                        (c) Exhibit B sets forth (i) the number of shares of FMS Common Stock issued and outstanding and (ii) the identity of and the number of shares owned by each holder of FMS Common Stock, in each case (A) as of October 31, 1997 and (B) as adjusted for proposed issuances of FMS Common Stock on or before the Effective Date. The aggregate number of authorized shares of FMS Common Stock is 2,500. No other class or series of capital stock is authorized. Except as set forth in Exhibit B, no person or entity has any outstanding options, warrants, calls or other securities or rights of any kind to acquire, currently or upon the passage of time or the payment of money or the occurrence of any other event, stock or other securities of FMS, nor any contingent or other kind of commitment to issue any of the foregoing.

                        (d) Exhibit C sets forth (i) the audited balance sheets of FMS as of April 30, 1993, 1994, 1995, 1996 and 1997, (ii) the unaudited balance sheet of FMS as of September 30, 1997, (iii) the audited income statements of FMS for the years ended April 30, 1993, 1994, 1995, 1996 and 1997, and (iv) the unaudited income statement of FMS for the five months ended September 30, 1997. Such financial statements fairly present the financial condition of FMS as of and for the periods reflected therein. In addition, Exhibit C sets forth accounts receivable, accounts payable (exclusive of film royalty obligations), and other financial information, all of which is true and correct in all material respects as of the date made. Attached as Exhibit D-1 is certain Confidential Information (as defined in section 8(b)) consisting of the items listed on the face page of Exhibit D-1, all of which is true and correct in all material respects as of the date made, except a detailed budget and cash flow forecast for the year ending April 30, 1998, which has been prepared in good faith and on a reasonable basis.

                        (e) FMS has filed with the Internal Revenue Service all tax returns and tax reports required to be filed by it. All taxes due to the Internal Revenue Service or properly accruable have been paid or adequately taken into account in determining the net shareholders' equity of FMS.

                        (f) Exhibit D sets forth a description of all material assets, liabilities, contracts, obligations, employment agreements, and pending (or to the best knowledge of FMS Shareholders, threatened) litigation by or against FMS on the date hereof, including, without limitation, a listing of all royalty obligations for the films listed on Exhibit D. FMS shall have terminated all employment agreements between FMS and all third parties and FMS shall have no obligations or liabilities of any kind in connection therewith. Exhibit E accurately describes in all material respects the scope of the film licenses and related rights, the markets cleared for exhibition, and the continuity of rights with respect to all films owned or claimed to be owned by FMS. FMS has good and marketable title to all assets purported to be owned by it, free and clear of all liens, claims, encumbrances, preferential rights to purchase, or defects of title of any kind, other than those described on Exhibits D, E and F. To the best knowledge of FMS, FMS Shareholders and the board of directors of FMS, after due inquiry, there are no claims against the licenses or related rights of FMS except as otherwise set forth on Exhibit E hereto. The execution and delivery of, and compliance with the terms and provisions of, this Plan of Merger on the part of FMS and FMS Shareholders, will not conflict with or result in a breach of any of the terms, conditions, or provisions of any judgment, order, injunction, decree, or ruling of any court or governmental authority, domestic or foreign, or of any material contract or instrument to which FMS or any FMS Shareholder is a party, or by which it or any of them are or may be bound, or constitutes a default thereunder, or results in the creation or imposition of any lien, charge, or encumbrance of any nature upon, or gives to others any interest or rights, including rights of termination or cancellation in, or with respect to any of the properties, assets, contracts, or businesses of FMS, the effect of which on the financial condition or business of FMS would be material and adverse, except as otherwise set forth in Exhibits C, D or E or as this Plan of Merger relates to all assignment clauses set forth in any document listed in the Exhibits.

                        (g) The execution of this Plan of Merger has been duly authorized and approved by the board of directors of FMS and each of the FMS Shareholders in accordance with the laws of the State of California.

                        (h)  The   statements  of  FMS  made  in  the  documents
described in Exhibit D-1 were true and correct in all material respects on the date made and are true and correct as of the date hereof.

                        (i) FMS has duly called a special meeting of its shareholders for the purpose of approving and adopting this Plan of Merger and filing the Articles of Merger. There were no dissenters to the approval and adoption of this Plan of Merger and filing the Articles of Merger.

                        (j) The FMS Shareholders have provided Parent with all material information that Parent has requested in order to decide whether to enter into this Plan of Merger. Representatives of Parent have had the opportunity to investigate FMS's business and to ask questions of its management. Neither this Plan of Merger nor any other statements or certificates made or delivered by FMS or the FMS Shareholders in connection herewith, when taken as a whole, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statement contained therein not misleading.

            3. COVENANTS. (a) As required under applicable law, Survivor shall obtain all necessary consents from of Survivor's shareholders and directors on or before December 12, 1997.

                        (b) Between the date of this Plan of Merger and the Effective Date, FMS shall conduct its business as currently conducted, shall keep its operations intact, shall maintain its assets in good operating condition, shall operate in accordance with its budget and cash flow forecast for the year ending April 30, 1998, shall not engage in any transaction outside the ordinary course of its business, shall not incur any material liabilities or obligations, and shall use its best efforts to maintain the goodwill of its employees and other having business relationships with it.

                        (c) Between the date of this Plan of Merger and the Effective Date, neither FMS nor any FMS Shareholder shall solicit or accept any offer to purchase any shares of FMS Common Stock or any assets of FMS directly or indirectly, shall not provide information with respect to its capital stock or assets to any prospective purchaser, and shall cause the assets of FMS to continue to be owned, directly or indirectly, by FMS.

                        (d) Between the date of this Plan of Merger and the Effective Date, FMS shall not issue any shares of its capital stock (other than the proposed issuances of FMS Common Stock disclosed on Exhibit B) or pay any dividends in cash or stock or a combination thereof on any shares of its capital stock.

                        (e)  Between  the date of this  Plan of  Merger  and the
Effective Date, Parent and FMS shall mutually agree before issuing any press release or otherwise making any public statements with respect to the transactions contemplated by this Plan of Merger.

            4. TERMS OF MERGER. (a) The merger of FMS into Survivor shall be in accordance with the Plan of Merger. The number of shares of Parent Common Stock to be delivered to FMS Shareholders for exchange pursuant to the Plan of Merger shall be 44,000. Such shares shall be apportioned among the FMS Shareholders as set forth in Exhibit B.

                        (b) Parent shall issue and deliver to FMS Shareholders, prior to the Effective Date, 44,000 shares of Parent Common Stock (and certificates representing same) against the simultaneous delivery to Parent by FMS Shareholders of (i) certificates representing all issued and outstanding shares of FMS Common Stock, duly endorsed to Parent, and (ii) a certificate of FMS reasonably acceptable to Parent confirming that the Plan of Merger has been duly approved and adopted by the shareholders of FMS in accordance with applicable laws and that all conditions precedent to the merger of FMS with and into Survivor in accordance with the Plan of Merger have been fully satisfied, except for the filing of the Articles of Merger with the Secretary of State of the State of Colorado, and that the Plan of Merger has not been and will not be terminated or abandoned.

                        (c) The FMS Common Stock outstanding on the Effective Date shall be surrendered and retired, and the certificates representing such shares shall be canceled.

            5. EFFECTIVE DATE AND CLOSING. Provided all required shareholder approvals have been obtained in accordance with applicable laws, Survivor and FMS shall effect the merger provided for in the Plan of Merger, and the transactions contemplated herein shall be consummated, by executing and filing the Articles of Merger in the manner provided for by the corporation law of the State of Colorado within ten days after all conditions precedent set forth in sections 6 or 7 have occurred or been waived by the relevant effective date ("Effective Date").

            6. CONDITIONS PRECEDENT TO OBLIGATIONS OF PARENT AND SURVIVOR. Every obligation of Parent to be performed on or prior to the Effective Date, including, without limitation, consummation of the Merger, shall be subject to the satisfaction on or before the Effective Date of the following conditions:

                        (a) The representations and warranties made by FMS and FMS Shareholders in this Plan of Merger or given on their behalf hereunder shall be true on and as of the date hereof and on and as of the Effective Date as though such representations and warranties had been made or given on and as of the Effective Date.

                        (b) FMS and FMS Shareholders shall have performed and complied with all of their obligations under this Plan of Merger which are to be performed or complied with by it or them, as applicable, prior to or on the Effective Date.

                        (c) No suit, action, or other proceedings shall be threatened or pending before any court or governmental agency which is likely to result in the restraint, prohibition, or obtaining of material damages or other relief in connection with this Plan of Merger or the consummation of the transactions contemplated herein, or which asserts any material claim against FMS, Parent or Survivor.

                        (d) Parent shall have received appropriate investment representations from each FMS Shareholder substantially in the form set forth in the attached Exhibit I.

                        (e) FMS shall have obtained all permits or approvals required under the laws of any state or by any regulatory body in order for the films listed on Exhibit E to be cleared for use for the respective periods of time described in Exhibit E (on terms no less favorable than those accorded FMS immediately prior to the Effective Date) in all forms of media consistent with Parent's line of business, including without limitation exhibition on broadcast and cable television, use on Internet or similar interactive media and CD-ROM, and tape sales.

                        (f) FMS shall be operating (and the results of its operations shall be) in compliance with the budget and cash flow forecast for the year ending April 30, 1998.

                        (g) With Parent's assistance, FMS shall have completed a post-merger business plan with respect to its business which is satisfactory to Parent.

                        (h)  Survivor   shall  have   entered  into   employment
agreements with each of John Frederick and Joe C. Wood, Jr., on the terms and substantially in the form of Exhibit G-1 and G- 2, respectively.

                        (i) Parent and each of the FMS Shareholders shall have entered into registration rights agreements with respect to the Parent Common Stock received by each of them pursuant to this Plan of Merger, in each case on the terms and substantially in the form of Exhibit H hereto.

                        (j) FMS shall make provision for certain liabilities of FMS as to which one or more FMS Shareholder has personal liability; provided that the total amount of such liabilities shall not exceed $40,000.00.

                        (k)  FMS   shall   provide   an   opinion   of   counsel
substantially in the form of Exhibit J-1 attached hereto.

            7. CONDITIONS PRECEDENT TO OBLIGATIONS OF FMS AND FMS SHAREHOLDERS. Every obligation of FMS and FMS Shareholders to be performed on or prior to the Effective Date shall be subject to the satisfaction on or before the Effective Date of the following conditions:

                        (a)  Parent  and  Survivor   shall  have  performed  and
complied with all of their obligations under this Plan of Merger which are to be performed or complied with by it prior to or on the Effective Date.

                        (b) No suit, action, or other proceedings shall be threatened or pending before any court or governmental agency which is likely to result in the restraint, prohibition, or obtaining of material damages or other relief in connection with this Plan of Merger or the consummation of the transactions contemplated herein, or which asserts any material claim against Survivor.

                        (c) FMS Shareholders shall have no personal liability for any continuing obligations of Survivor or FMS.

                        (d)  Survivor   shall  have   entered  into   employment
agreements with each of John Frederick and Joe C. Wood, Jr., on the terms and substantially in the form of Exhibit G-1 and G- 2, respectively.

                        (e) Parent and each of the FMS Shareholders shall have entered into registration rights agreements with respect to the Parent Common Stock received by each of them pursuant to this Plan of Merger, in each case on the terms and substantially in the form of Exhibit H hereto.

                        (f) Parent shall have executed guarantees substantially in the form of Exhibits F-1 and F-2 attached hereto.

                        (g) Parent or Survivor shall provide an opinion of counsel substantially in the form of Exhibit J-2 attached hereto.

                        (h) FMS shall have obtained the written consent of all FMS shareholders whose consents are required to complete the Closing and to consummate the transactions contemplated hereby.

            8. CONFIDENTIALITY. Prior to the Effective Date, the provisions of this Section 8 shall be applicable. Following the Effective Date, this Section 8 shall terminate and have no further force and effect.

                        (a) Each party acknowledges that, through the transactions contemplated in this Agreement, it will have access to confidential and proprietary information and trade secrets relating to each other party's business, all of which will be made accessible to the other party only in strict confidence. Each party acknowledges that unauthorized disclosure of such information will damage the respective other party's business, that the respective other party's business is substantially dependent upon such information, that such information in the form utilized by the respective other party is unique and known only to the respective other party and certain managers, key employees, and contractors of the respective other party, and that title, ownership, possession, and control of such information shall at all times remain vested in the respective other party. Accordingly, each party considers the restrictions on disclosure contained in this section 8 to be in all respects reasonable and necessary.

                        (b) No party shall at any time or in any manner use, copy, disclose, divulge, transmit, convey, transfer, or otherwise communicate, directly or indirectly, without the respective other party's prior written consent, to any person or entity any information regarding the following or like aspects of the respective other party's business, all of which is confidential and proprietary information or trade secrets or both:

                                    (i)  all  trade  secrets  and   intellectual
                        property of the respective other party, including without limitation film development or experimental work, work in progress, and customer information;

                                    (ii) the manner of operation,  organization,
                        and management of the respective other party's business, including without limitation marketing, distribution, and other business information;

                                    (iii) financial information or documents and
                        nonpublic policies, procedures, and other printed or written material generated in connection with the respective other party's business, business plans, and strategies; and

                                    (iv)   the    identities    of    customers,
                        contractors, and vendors utilized in the respective other party's business and details of the respective other party's relationship with such customers, contractors, and vendors, the nature of fees and charges made to the respective other party's customers, nonpublic forms, contracts, and other documents used


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



                        in the respective other party's business, the nature and content of computer software used in the respective other party's business, whether proprietary to such party or used by such party under license from a third party, and information concerning prospects, customers, employees, products, services, equipment, systems, and prospective and executed contracts and other business arrangements (collectively, "Confidential Information"); provided that Confidential Information shall not include information in the public domain.

Any questions as to what comprises Confidential Information shall be decided in the sole discretion of the respective other party.

                        (c) Without limiting the generality of the foregoing, all documents or other repositories of information (electronic, digital, or otherwise) containing, alluding to, or relating to Confidential Information prepared by or provided to a party or which come into a party's possession in connection with the transactions contemplated by this Agreement are and shall remain the property of the respective other party. No party shall copy or use any such documents or other repositories of information (electronic, digital, or otherwise) or Confidential Information for any purpose, nor shall it market or in any way provide or make available to any third party any Confidential Information, except pursuant to prior written authorization from the respective other party. Upon the request of the other respective party or the termination of this Agreement for any reason, whether or not such termination shall be alleged or later found to be unlawful, wrongful, or in breach of contract, each party shall deliver to Company (and shall not keep in its possession or deliver to anyone else) any and all papers, drawings, notes, memoranda, designs, devices, records, data, notes, reports, proposals, lists, correspondence, specifications, drawings, blueprints, sketches, materials, equipment, other documents or property, or reproductions of any aforementioned items belonging to the respective other party. This Agreement shall not bar a party from complying with any subpoena or court order, as long as the party gives the other respective party prompt written notice of its receipt thereof.

                        (d) Each party acknowledges that the other parties have received and in the future will receive from third parties confidential or proprietary information and that the party must maintain the confidentiality of such information and use it only for proper purposes. No party shall use or disclose any such information except as permitted by the other respective party or the third party to whom the information belongs. In addition, no party shall improperly use or disclose any confidential or proprietary information or trade secrets of his former or current employers, principal, partners, joint venturers, clients, customers, or suppliers, or the vendors or suppliers of such third parties, and shall not bring onto another party's premises any unpublished document or any property belonging to any such third party without its verbal consent. No party shall violate any nondisclosure or proprietary agreements in effect between any other party and any such person or entity.

                        (e) Each party  acknowledge  that, upon a breach of this
section 8, the other parties will suffer immediate and irreparable harm and damage for which money damages alone cannot fully compensate. Each party therefore agrees that, upon such breach or threat thereof, Company shall be entitled to a temporary restraining order, preliminary injunction, permanent injunction, and all other injunctive relief, without posting any bond or other security, to bar another party from violating this Agreement. Nothing in this section shall be construed as an election of remedies or waiver of any right available to a party under this Agreement or by law, including without limitation the right to seek damages from another party for breach of this Agreement.

            9. TERMINATION AND AMENDMENT. (a) Notwithstanding anything herein to the contrary, this Plan of Merger and the Articles of Merger may be terminated and the transactions provided for thereby may be abandoned at any time before or after approval thereof by the shareholders of Parent and FMS, and notwithstanding approval by the other shareholders, no later than the Effective Date (i) by mutual consent of the boards of directors of Parent and FMS, (ii) by the board of directors of Parent if any of the conditions precedent set forth in section 6 have not been met or waived in writing by Parent on or before December 30, 1997, or (iii) by the board of directors of FMS if any of the conditions set forth in section 7 have not been met or waived in writing by FMS on or before December 30, 1997.

                        (b) Parent and FMS, by mutual consent of their boards of directors, may amend, modify, or supplement this Plan of Merger, before or after approval thereof by their respective shareholders, in such manner as may be agreed upon in writing, provided that no such amendment, modification, or supplement shall be made or become effective materially adversely affects the rights of the shareholders.

            10. MISCELLANEOUS. All representations and warranties contained in sections 1 and 2 shall terminate six months after the Effective Date. This Plan of Merger shall be governed by and construed in accordance with the laws of the State of Colorado. Each party will pay its own fees and expenses incurred in connection with the transactions contemplated by this Plan of Merger. The headings to the sections of this Plan of Merger are inserted for convenience only. This Plan of Merger may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument. This Plan of Merger and all related documents, may be executed by facimile followed by delivery of originally signed documents.

            IN WITNESS WHEREOF, the parties hereto have caused this Plan of Merger to be executed as of the date first above written.

                                           THE RECOVERY NETWORK, INC.


                                           By:  /s/ William D. Moses
                                              ----------------------------
                                                William D. Moses
                                                President and Chief Executive
                                                Officer




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



                                           RECOVERY DIRECT, INC.


                                           By: /s/ Greg Richey
                                              ----------------------------
                                                Greg Richey
                                                President


                                           FMS PRODUCTIONS, INC.


                                           By:  /s/ Joe C. Wood, Jr.
                                              ----------------------------
                                                 Joe C. Wood, Jr.
                                                 President and Chief Executive
                                                 Officer


                                             /s/ John Frederick
                                              ----------------------------
                                             John Frederick


                                              /s/ P. Randall Frederick
                                              ----------------------------
                                              P. Randall Frederick


                                              /s/ Jan Smithers
                                              ----------------------------
                                              Jan Smithers


                                              /s/ Joe C. Wood, Jr.
                                              ----------------------------
                                              Joe C. Wood, Jr.


                                              /s/ Sharon R. Irish
                                              ----------------------------
                                              Sharon R. Irish


                                              /s/ Charles S. Sapp
                                              ----------------------------
                                              Charles S. Sapp

EXHIBITS:
Exhibit A--Articles of Merger
Exhibit B--FMS Common Stock Ownership
Exhibit C--FMS Financial Information
Exhibit D--FMS  Assets,   Liabilities,   Contracts,   and  Obligations
Exhibit D-1--Confidential   Information
Exhibit E--Film  Rights
Exhibit F-1--Wood Guarantees
Exhibit F-2--Frederick   Guarantees
Exhibit G-1--John Frederick Employment Agreement
Exhibit G-2--Joe C. Wood, Jr. Employment Agreement
Exhibit H--Form of Registration  Rights Agreements
Exhibit I--Form of Investment Letter
Exhibit  J-1--Form  of Opinion of FMS
Exhibit  J-2--Form of Opinion of Parent or Survivor




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